Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2003 relating to the financial statements of Proton Energy Systems, Inc. and our report dated May 22, 2003 relating to the financial statements of Northern Power Systems, Inc., which appear in the Registration Statement No. 333-108515 of Distributed Energy Systems Corp. on Form S-4.

/S/    PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut

December 10, 2003